Exhibit 10.3

AMENDMENT NO. 1 TO

DISTRIBUTION AND SUPPLY AGREEMENT

This Amendment No. 1 to Distribution and Supply Agreement (this “Amendment”) is made as of June 10, 2008, by and among ViroPharma Incorporated, a Delaware corporation (hereinafter referred to as “Manufacturer”), and Prasco, LLC, an Ohio limited liability company (hereinafter referred to as “Distributor”).

Manufacturer and Distributor are parties to a Distribution and Supply Agreement dated as of November 30, 2007 (the “Supply Agreement”) and wish to amend the Supply Agreement on the terms of this Amendment.

Manufacturer and Distributor agree as follows:

1.	The parties hereby amend Sections 10.2(a) and 10.3(a) of the Supply Agreement to delete the words “July 1, 2008” and substitute in lieu thereof the words “December 31, 2009”.

2.	Subject to the above amendments, the Supply Agreement shall continue on its terms. The Supply Agreement, as supplemented and modified by this Amendment, constitutes the entire understanding among the parties with respect to the subject matter thereof, and supersedes any prior understanding and/or written or oral agreements among them. All references to “this Agreement” in the Supply Agreement shall mean the Supply Agreement as modified hereby and from time to time hereafter. This Amendment may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Amendment has been executed in and will be governed as to validity, interpretation and effect by the laws of the State of Delaware, without regard to principles of conflict of laws.

Manufacturer and Distributor have caused this Amendment to be duly executed as of the date first written above.

VIROPHARMA INCORPORATED

By:	/s/ Vincent J. Milano

Name:	Vincent J. Milano
Title:	President and CEO

PRASCO, LLC

By:	/s/ Christopher H. Arington

Name:	Christopher H. Arington
Title:	President